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                                                                   EXHIBIT 10.58
                                                                  EXECUTION COPY






             SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT



                              ELAN CORPORATION, PLC



                        ELAN INTERNATIONAL SERVICES, LTD.



                                       AND



                          CELTRIX PHARMACEUTICALS INC.



                                       AND



                               CELTRIX NEWCO LTD.






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                                      INDEX


CLAUSE 1  DEFINITIONS

CLAUSE 2  NEWCO'S BUSINESS

CLAUSE 3  REPRESENTATIONS AND WARRANTIES

CLAUSE 4  AUTHORIZATION AND CLOSING

CLAUSE 5  DEVELOPMENT FUNDING

CLAUSE 6  SUBLICENSE AND ASSIGNMENT RIGHTS

CLAUSE 7  OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS/NONCOMPETITION

CLAUSE 8  TRADEMARKS

CLAUSE 9  DIRECTORS; MANAGEMENT AND R&D COMMITTEES

CLAUSE 10 THE BUSINESS PLAN AND REVIEWS

CLAUSE 11 RESEARCH AND DEVELOPMENT

CLAUSE 12 INTELLECTUAL PROPERTY RIGHTS

CLAUSE 13 COMMERCIALIZATION

CLAUSE 14 MANUFACTURING

CLAUSE 15 TECHNICAL SERVICES AND ASSISTANCE

CLAUSE 16 AUDITORS, BANKERS, REGISTERED OFFICE,
          ACCOUNTING REFERENCE DATE; SECRETARY; COUNSEL

CLAUSE 17 REGULATORY

CLAUSE 18 TRANSFER OF SHARES; RIGHTS OF FIRST OFFER; TAG ALONG RIGHTS

CLAUSE 19 MATTERS REQUIRING PARTICIPANTS' APPROVAL

CLAUSE 20 DISPUTES



                                     - i -

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CLAUSE 21 TERMINATION

CLAUSE 22 INTENTIONALLY OMITTED

CLAUSE 23 CONFIDENTIALITY

CLAUSE 24 COSTS

CLAUSE 25 GENERAL



                                     - ii -

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[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION


THIS SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT made this 21st day of April, 1999 among:

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("ELAN");

(2) ELAN INTERNATIONAL SERVICES, LTD., an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(3) CELTRIX PHARMACEUTICALS INC. a corporation duly incorporated and validly existing under the laws of Delaware, and having its principal place of business at 2033 Gateway Place, Suite 600, San Jose, California 95110, United States of America ("CELTRIX"); and

(4) CELTRIX NEWCO LTD. an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("NEWCO").

                                   RECITALS:

A. Newco desires to issue and sell to the Participants (as defined below), and the Participants desire to purchase from Newco, for aggregate consideration of [*****], apportioned between them as set forth herein, [*****] ordinary shares (the "SHARES") of Newco's common stock, par value $1.00 per share (the "COMMON STOCK"), allocated [*****] shares to Celtrix and [*****] shares to EIS.

B. Elan owns all right, title and interest in and to certain patents which have been granted or are pending in relation to the MEDIPAD(R) Drug Delivery System.

C. Celtrix owns all right, title and interest in and to certain patents that have been granted or are pending in relation to SomatoKine(R).

D. As of the date hereof, Elan has entered into a license agreement with Newco, and Celtrix has entered into a license agreement with Newco, in connection with the license to Newco of the Elan Intellectual Property and the Celtrix Intellectual Property, respectively (each as defined below).

E. Elan and Celtrix have agreed to co-operate in the establishment and management of a business for the research, development and commercialization of the Products (as defined below) based on the Licensed Technologies (as defined below).



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F.       Elan and Celtrix have agreed to enter into this Agreement for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of and their dealings with Newco.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                                    CLAUSE 1

                                   DEFINITIONS

1.1 In this Agreement, the following terms shall, where not inconsistent with the context, have the following meanings respectively.

         "AFFILIATE" of any Person (in the case of a legal entity) shall mean any other Person controlling, controlled by or under the common control with such first Person, as the case may be. For the purposes of this definition, "control" shall mean direct or indirect ownership of 50% or more of the stock or shares entitled to vote for the election of directors or capital interests representing at least 50% of the equity thereof and "controlling" and "controlled" shall be construed accordingly. Notwithstanding the foregoing, Newco shall not be construed to be an Affiliate, as defined herein, of Elan or EIS.

         "AGREEMENT" means this agreement (which expression shall be deemed to include the Recitals and the Schedules hereto).

         "BUSINESS" means the business of Newco as described in Clause 2 and as more particularly specified in the Business Plan and such other business as the Participants may agree from time to time in writing (each in its sole discretion) should be carried on by Newco.

         "BUSINESS PLAN" shall mean the business plan and program of development to be agreed to by Elan and Celtrix within 60 days of the Closing Date, with respect to the research, development, and commercialization of the Products, which shall be reviewed and updated by Elan and Celtrix on an annual basis, upon mutual written agreement.

         "CELTRIX DIRECTORS" has the meaning set forth in Clause 7.

         "CELTRIX IMPROVEMENTS" has the meaning assigned thereto in the Celtrix License Agreement.

         "CELTRIX INTELLECTUAL PROPERTY" has the meaning assigned thereto in the Celtrix License Agreement.




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         "CELTRIX KNOW-HOW" shall mean any and all rights owned or licensed by
         Celtrix with respect to any knowledge, information, discovery, invention, trade secret, technique, process, system, formulation, design, data and expertise relating to SomatoKine(R) whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property right.

         "CELTRIX LICENSE AGREEMENT" means the license agreement between Celtrix and Newco, of even date herewith, attached hereto in Schedule 2.

         "CELTRIX PATENT RIGHTS" shall mean the patents and patent applications (including provisional applications) relating to SomatoKine(R) that are forth in Schedule 1 of the Celtrix License Agreement, that are owned or licensed by or on behalf of Celtrix. Celtrix Patent Rights shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-addition, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed under the Celtrix License Agreement.

         "CELTRIX SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement, of even date herewith, by and between Celtrix and EIS.

         "CLOSING DATE" shall mean the date upon which the Transaction Documents are executed and delivered by the Parties and the transactions effected thereby are closed.

         "COMMON STOCK EQUIVALENTS" means any options, warrants, rights or any other securities convertible, exercisable or exchangeable, in whole or in part, for or into Common Stock.

         "DIRECTORS" means, at any time, the directors of Newco.

         "EIS DIRECTOR" has the meaning set forth in Clause 9.

         "ELAN IMPROVEMENTS" has the meaning assigned thereto in the Elan License Agreement.

         "ELAN INTELLECTUAL PROPERTY" has the meaning assigned thereto in the Elan License Agreement.



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[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION


         "ELAN KNOW-HOW" shall mean any and all rights owned or licensed by Elan relating to any knowledge, information, discovery, invention, trade secret, technique, process, system, formulation, design, data and expertise with respect to the MEDIPAD(R) Drug Delivery System whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property right.

         "ELAN LICENSE AGREEMENT" means the license agreement between Elan and Newco, of even date herewith, attached hereto in Schedule 1.

         "ELAN PATENT RIGHTS" shall mean the patents and patent applications (including provisional applications) relating to the MEDIPAD(R) Drug Delivery System as set forth in Schedule 1 of the Elan License Agreement, and that are owned or licensed by or on behalf of Elan. Elan Patent Rights shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-addition, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed under the Elan License Agreement.

         "ENCUMBRANCE" means any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

         "EPT" shall mean Elan Pharmaceutical Technologies, a division of Elan.

         "EXCHANGE RIGHT" has the meaning assigned to such term in the Amended and Restated Certificate of Incorporation of Celtrix in effect on the date hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE RIGHT TERM" shall mean the period commencing on the Effective Date and ending on the exercise by Elan of the Exchange Right.

         "FIELD" shall mean [*****]

         "FINANCIAL YEAR" means each year commencing on January 1 (or in the case of the first Financial Year, the date hereof) and expiring on December 31 of each year.

        "FULLY DILUTED COMMON STOCK" means all of the issued and outstanding Common Stock, assuming the conversion, exercise or exchange of all outstanding Common Stock Equivalents.




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[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION


         "FUNDING AGREEMENT" shall mean the Funding Agreement, dated as of the date hereof, between EIS and Celtrix.

         "LICENSE AGREEMENTS" means the Elan License Agreement and the Celtrix License Agreement.

         "LICENSED TECHNOLOGIES" means, collectively, the Elan Intellectual Property and the Celtrix Intellectual Property.

         "MEDIPAD(R) DRUG DELIVERY SYSTEM" shall mean the [*****] as disclosed in the Elan Patent Rights set forth in Schedule 1 of the Elan License Agreement.

         "NEWCO INTELLECTUAL PROPERTY" shall mean all rights to technology, patents and know-how belonging to Newco, other than the Elan Intellectual Property and the Celtrix Intellectual Property, including any technology acquired by or licensed to Newco from or by a third party and any newly developed technology that is not Elan Intellectual Property or Celtrix Intellectual Property.

         "NEWCO MEMORANDUM OF ASSOCIATION AND BYE-LAWS" shall mean the Memorandum of Association and Bye-Laws of Newco.

         "OSTEOPOROSIS" shall mean a skeletal condition characterized by decreased density of normal mineralized bone, which bone density, as measured by dual-energy x-ray absorptiometry (DXA), is more than 2.5 standard deviations below the mean for the young adult reference range.

         "PARTICIPANT" means Celtrix or Elan, as the case may be, and "PARTICIPANTS" means both Celtrix and Elan together;

         "PARTY" means Elan, Celtrix, or Newco, as the case may be, and "PARTIES" means all three together;

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or authority or other entity of whatever nature.

         "PERMITTED TRANSFEREE" means any Affiliate or subsidiary of Elan, EIS or Celtrix, to whom this Agreement may be assigned, in whole or in part, pursuant to



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EXCHANGE COMMISSION


         the terms hereof or, in the case of Elan/EIS, an off-balance sheet special purpose entity created by Elan or EIS.

         "PRODUCTS" shall mean the MEDIPAD(R) Drug Delivery System incorporating SomatoKine(R) as its primary active ingredient.

         "PROJECT" shall mean all activity as undertaken by or on behalf of Newco in order to develop the Products in accordance with the Business Plan.

         "REGISTRATION RIGHTS AGREEMENTS" means the Registration Rights Agreements of even date herewith relating to Newco and Celtrix, respectively.

         "REGULATORY APPLICATION" means any regulatory application or any other application for marketing approval for a Product, which Newco will file in any country of the Territory, including any supplements or amendments thereto.

         "REGULATORY APPROVAL" means the final regulatory approval to market a Product in any country of the Territory, and any other approval which is required to launch the Product in the normal course of business.

         "RHA" means any relevant government health authority (or successor agency thereof) in any country of the Territory whose approval is necessary to market a Product in the relevant country of the Territory.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHARES" means the shares of Common Stock of Newco.

         "SOMATOKINE"(R) shall mean [*****]

         "STOCKHOLDER" means any of EIS, Celtrix, any Permitted Transferee or any other Person who subsequently becomes bound by this Agreement as a holder of the Shares, and "STOCKHOLDERS" means all of the Stockholders together.

         "SUBSIDIARY" means any company that is a subsidiary of Newco within the meaning of applicable laws.

         "TECHNOLOGICAL COMPETITOR OF ELAN" shall mean [*****]



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EXCHANGE COMMISSION


         "TECHNOLOGICAL COMPETITOR OF CELTRIX" shall mean [*****]

         "TERM" means the term of this Agreement.

         "TERRITORY" means [*****]

         "TRANSACTION DOCUMENTS" means this Agreement, the Funding Agreement, the Elan License Agreement, the Celtrix License Agreement, the Celtrix Securities Purchase Agreement, the Registration Rights Agreements and associated documentation of even date herewith, by and between Celtrix, Elan, EIS and Newco, as applicable.

         "UNITED STATES DOLLAR" and "US$" and "$" means the lawful currency of the United States of America.

1.2 In addition, the following definitions have the meanings in the Clauses corresponding thereto, as set forth below.

        DEFINITION                             CLAUSE
        ----------                             ------
        "Buyout Option"                        21.4
        "Closing"                              4.2
        "Common Stock"                         Recital
        "Confidential Information"             23.1
        "Co-sale Notice"                       18.3
        "Elan/Newco Option"                    13.2
        "Expert"                               20.3
        "Management Committee"                 9.2.1
        "Notice of Exercise"                   18.2
        "Notice of Intention"                  18.2
        "Offered Shares"                       18.2
        "Offering Price"                       18.2
        "Presiding Justice"                    20.3
        "Proposing Participant"                21.4
        "Proposing Participant Price"          21.6
        "Purchase Price"                       21.6
        "R&D Committee"                        9.2.2
        "Recipient Participant"                21.4
        "Recipient Participant Price"          21.6
        "Remaining Stockholders"               18.3



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
        DEFINITION                             CLAUSE
        ----------                             ------
        "Relevant Event"                       21.2
        "Selling Stockholder"                  18.2
        "Tag-Along Right"                      18.3
        "Transaction Proposal"                 18.2
        "Transfer"                             18.1
        "Transferee Terms"                     18.3
        "Transferring Stockholders"            18.3

1.3      Words importing the singular shall include the plural and vice versa.

1.4 Unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement.

1.5 Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.6 The headings in this Agreement are inserted for convenience only and do not affect its construction.

1.7 Unless the context or subject otherwise requires, references to words in one gender include references to the other genders.

1.8 Capitalized terms used but not defined herein shall have the meanings ascribed in the Transaction Documents, if defined therein.

                                    CLAUSE 2

                                NEWCO'S BUSINESS

2.1 The primary objective of Newco and any Subsidiaries is to carry on the business of the development, testing, registration, manufacture, commercialization and licensing of Products in the Territory and to achieve the objectives set out in this Agreement. The focus of the collaborative venture will be to develop the Products using the Elan Intellectual Property, the Celtrix Intellectual Property and the Newco Intellectual Property in accordance with agreed-upon specifications and timelines.

2.2 Except as the Participants otherwise agree in writing and except as may be provided in this Agreement, the Business Plan or the License Agreements, the Participants shall exercise their respective powers in relation to Newco so as to ensure that the Business is carried on in a proper and prudent manner.





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2.3      Each Participant shall use all commercially reasonable and proper means at its disposal and within its power to maintain, extend and improve the Business of Newco, within the limits of this Agreement, and to further the reputation and interests of Newco.

2.4 The central management and control of Newco shall be exercised in Bermuda and shall be vested in the Directors and such Persons as such Directors may delegate the exercise of their powers in accordance with the Newco Memorandum of Association and Bye-Laws. The Participants shall use their best efforts to ensure that to the extent required pursuant to the laws of Bermuda, and to ensure the sole residence of Newco in Bermuda, all meetings of the Directors are held in Bermuda or other jurisdictions outside the United States and generally to ensure that Newco is treated as resident for taxation purposes in Bermuda.

                                    CLAUSE 3

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF NEWCO: Newco hereby represents and warrants to each of the Stockholders as follows, as of the date hereof:

         3.1.1 ORGANIZATION: Newco is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted, to execute this Agreement, which has been duly authorized and is enforceable against Newco in accordance with its terms, and to carry out the transactions contemplated hereby.

         3.1.2 CAPITALIZATION: As of the date hereof, the authorized capital stock of Newco consists of [*****] shares of Common Stock. Prior to the date hereof, no shares of capital stock of Newco have been issued.

         3.1.3 AUTHORIZATION: The execution, delivery and performance by Newco of this Agreement, including the issuance of the Shares, have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by Newco and is the valid and binding obligation of Newco, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to





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                  indemnity and contribution hereunder may be limited by United
                  States federal or state securities laws or principles of public policy. The Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or any other similar rights of the Stockholders or others.

         3.1.4 NO CONFLICTS: The execution, delivery and performance by Newco of this Agreement, the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by Newco, will not:

                  (i) violate any provision of applicable law, statute, rule or regulation applicable to Newco or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Newco or any of its properties or assets;

                  (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under its charter or organizational documents or any material contract to which Newco is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on Newco; or

                  (iii) result in the creation of, any Encumbrance upon any of the properties or assets of Newco.

         3.1.5 APPROVALS: As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by Newco. Newco has full authority to conduct its business as contemplated in the Business Plan and the Transaction Documents.

         3.1.6 DISCLOSURE: This Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. Newco is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to Newco not to be misleading in any material respect.




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        3.1.7   NO BUSINESS; NO LIABILITIES: Newco has not conducted any
                business or incurred any liabilities or obligations prior to the date hereof, except solely in connection with its organization and formation.

3.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS: Each of the Stockholders hereby severally represents and warrants to Newco as follows as of the date hereof:

         3.2.1 ORGANIZATION: Such Stockholder is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its respective properties, to carry on its respective business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

         3.2.2 AUTHORITY: Such Stockholder has full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, which have been duly authorized by all requisite corporate action. This Agreement is the valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy.

         3.2.3 NO CONFLICTS: The execution, delivery and performance by such Stockholder of this Agreement, purchase of the Shares, and compliance with the provisions hereof by such Stockholder will not:

                  (i) violate any provision of applicable law, statute, rule or regulation known by and applicable to such Stockholder or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such Stockholder or any of its properties or assets;

                  (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the charter or organizational documents of such Stockholder or any material contract to which such Stockholder is a party, except where such violation, conflict or breach would not,




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                           individually or in the aggregate, have a material
                           adverse effect on such Stockholder; or

                  (iii) result in the creation of, any Encumbrance upon any of the properties or assets of such Stockholder.

         3.2.4 APPROVALS: As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by such Stockholder.

         3.2.5 INVESTMENT REPRESENTATIONS: Such Stockholder is capable of evaluating the merits and risks of its investment in Newco. Such Stockholder has not been formed solely for the purpose of making this investment and such Stockholder is acquiring the Common Stock and Preferred Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Such Stockholder understands that the Shares have not been registered under the Securities Act or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Stockholders' representations as expressed herein. Such Stockholder understands that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for such Shares.

                                    CLAUSE 4

                            AUTHORIZATION AND CLOSING

4.1 Newco has authorized the issuance to (i) EIS of [*****] shares of Common Stock and (ii) Celtrix of [*****] shares of Common Stock, issuable as provided in Clause 4.3 hereof.

4.2 The closing (the "CLOSING") shall take place at the offices of Brock Silverstein LLC at 153 East 53rd Street, New York, New York 10022 on the date hereof or such other places if any, as the Parties may agree and shall occur contemporaneously with the closing under the Celtrix Securities Purchase Agreement.

4.3      At the Closing:




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         4.3.1    Newco shall issue and sell to EIS, and EIS shall purchase from
                  Newco, upon the terms and subject to the conditions set forth herein, [*****] shares of Common Stock for an aggregate purchase price of [*****] Newco shall issue and sell to Celtrix, and Celtrix shall purchase from Newco, upon the terms and conditions set forth herein, [*****] shares of Common
                  Stock for an aggregate purchase price of [*****]

         4.3.2 The Parties shall execute and deliver to each other, as applicable, certificates in respect of the Common Stock described above and any other certificates, resolutions or documents which the Parties shall reasonably require.

4.4      EXEMPTION FROM REGISTRATION:

         The Shares will be issued under an exemption or exemptions from registration under the Securities Act. Accordingly, the certificates evidencing the Shares shall, upon issuance, contain the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OF THE ORIGINAL HOLDER OR AS OTHERWISE PERMITTED IN THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.




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                                    CLAUSE 5

                               DEVELOPMENT FUNDING

It is estimated that Newco will require approximately an additional [*****] (the "DEVELOPMENT FUNDING") within the first [*****] of the date hereof, to commence development of the first Product or Products based upon the Elan Technology, the Celtrix Technology and/or Newco Technology. The funds necessary for such development shall be provided in accordance with the Participants' respective ownership in Newco at such time or times as shall be reasonably determined in good faith by decision of Newco's board of directors with the affirmative vote of at least the EIS Director and one Celtrix Director, pursuant to the terms and conditions of the Funding Agreement.

                                    CLAUSE 6

                        SUBLICENSE AND ASSIGNMENT RIGHTS

6.1 Newco shall not assign or, except as set forth in Section 6.2 below, otherwise transfer any of its rights under the Licenses for the Licensed Technologies and/or the Newco Intellectual Property without the prior written consent of Elan and Celtrix.

6.2 Newco shall not sublicense any of its rights under the Licenses for the Licensed Technologies and/or the Newco Intellectual Property without the prior written consent of Elan and Celtrix, which consent shall not be unreasonably withheld or delayed; provided, that the consent of Elan and/or Celtrix may be withheld in Elan's or Celtrix's sole discretion in the case of a proposed sublicense of such rights to a Technological Competitor of Elan or a Technological Competitor of Celtrix, as the case may be.

6.3 Newco shall not enter into any agreement with any third party for development or exploitation of the Elan Intellectual Property and/or the Celtrix Intellectual Property without the prior written consent of Elan or Celtrix, respectively, which consent may be withheld in Elan's or Celtrix's sole discretion, as the case may be. Any agreement between Newco and any permitted third party for the development or exploitation of the Elan Intellectual Property and/or the Celtrix Intellectual Property shall require such third party to maintain the confidentiality of all information concerning the Elan Intellectual Property and/or the Celtrix Intellectual Property, as applicable, provided that such obligation of confidentiality shall be no less stringent than that set forth in Clause 23 and shall provide that all right, title and interest in and to any [*****] shall be



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         owned by [*****] and all right, title and interest in and to any
         [*****] shall be owned by [*****]

6.4 Newco shall not enter into any agreement with any third party for development of Newco Intellectual Property without the approval of the Management Committee.

6.5 Upon 30 days' prior notice in writing from Elan to Newco and Celtrix, Newco shall assign the Newco Intellectual Property including without limitation, all rights and obligations related thereto, from Newco to a wholly-owned subsidiary of Newco to be incorporated in Ireland, which company shall be newly incorporated by Elan and Celtrix to facilitate such assignment.

                                    CLAUSE 7

            OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS/NON-COMPETITION

The Parties acknowledge and agree to be bound by:

7.1 the provisions of Clause 2 of the Elan License Agreement (as supplemented by the provision of relevant definitions in the Elan License Agreement) and Clause 2 of the Celtrix License Agreement (as supplemented by the provision of relevant definitions in the Celtrix License Agreement) which set forth the agreement between the parties thereto in relation to the ownership of intellectual property rights; and

7.2 the provisions of Clause 5 of the Elan License Agreement and the provisions of Clause 5 of the Celtrix License Agreement which set forth the agreement between the parties thereto in relation to the non-competition obligations of Elan and Celtrix, respectively.

                                    CLAUSE 8

                                   TRADEMARKS

8.1 Elan shall grant to Newco [*****] in accordance with the terms and conditions of the Elan License Agreement. Elan shall at all times be and remain the owner of such trademark licensed to Newco.

8.2      Celtrix shall grant to Newco [*****]




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         in accordance with the terms and conditions of the Celtrix License
         Agreement. Celtrix shall at all times be and remain the owner of such trademark licensed to Newco.

                                    CLAUSE 9

                    DIRECTORS; MANAGEMENT AND R&D COMMITTEES

9.1.     DIRECTORS:

        The Board of Directors of Newco shall be composed of [*****] Directors. Celtrix shall have the right to nominate [*****] directors of Newco ("CELTRIX DIRECTORS") and EIS shall have the right to nominate [*****] Director of Newco ("EIS DIRECTOR"). Celtrix may appoint [*****] of the Celtrix Directors to be the chairman of Newco.

         9.1.1. If the chairman is unable to attend any meeting of the Board, [*****] shall be entitled to appoint another Director to act as chairman in his place at the meeting.

         9.1.2. If EIS removes the [*****], or Celtrix removes [*****] EIS or Celtrix, as the case may be, shall indemnify the other Stockholder against any claim by such removed Director arising from such removal.

         9.1.3. The Directors shall meet not less than [*****] in each Financial Year and all Directors' meetings shall be held in [*****] to the extent required pursuant to the laws of [*****]

         9.1.4. At any such meeting, the presence [*****] shall be required to constitute a quorum and, subject to Clause 19 hereof, the affirmative vote of a majority of the Directors present at a meeting at which such a quorum is present shall constitute an action of the Directors. In the event of any meeting being inquorate, the meeting shall be adjourned for a period of seven days. A notice shall be sent to the EIS Director and the Celtrix Directors specifying the date, time and place where such adjourned meeting is to be held and reconvened.

         9.1.5. The chairman of Newco, or his duly appointed successor, shall hold office until the first meeting of the Directors after the [*****] by [*****] of [*****]




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                  In the event that [*****] is exercised at any time by [*****], each of [*****] and [*****] shall cause the board of directors of Newco to be reconfigured so that an [*****] of Directors are designated by [*****] and [*****.] Thereafter, (a) a quorum shall require an [*****] and (b) each of [*****] and [*****] beginning with EIS, shall have the right, exercisable [*****] to be [*****] of Newco for a term of [*****] If the chairman of Newco is unable to attend any meeting of the Directors, the Directors shall be entitled to appoint another Director to act as chairman of Newco in his place at the meeting.

         9.1.6. In case of an equality of votes at a meeting of the board of directors of Newco, the chairman of Newco shall not be entitled to a second or casting vote. In the event of continued deadlock, the board of directors shall resolve the deadlock pursuant to the provisions set forth in Clause 20,

9.2.     MANAGEMENT AND R&D COMMITTEES:

         9.2.1. The Directors shall appoint a management committee (the "MANAGEMENT COMMITTEE") to perform certain operational functions, such delegation to be consistent with the directors' right to delegate powers pursuant to the Newco Memorandum of Association of Bye-Laws. The Management Committee shall initially consist of [*****] members, [*****] of whom will be nominated by EIS and [*****] of whom will be nominated by Celtrix, and each of whom shall be entitled to [*****] vote, whether or not present at any Management Committee meeting during which such operational functions are discussed. Decisions of the Management Committee shall require approval by at least [*****] and [*****] Each of EIS and Celtrix shall be entitled to remove any of their nominees to the Management Committee and appoint a replacement in place of any nominees so removed. The number of members of the Management Committee may be altered if agreed to by a majority of the directors of Newco; provided that, each of Elan and Celtrix shall be entitled to appoint [*****] number of members to the Management Committee.

         9.2.2. The Management Committee shall appoint a research and development committee (the "R&D COMMITTEE") which shall initially be comprised of [*****] members, [*****] of whom will be nominated by Elan and [*****] of whom will be nominated by Celtrix, and each of whom shall have [*****] vote, whether or not present at an R&D Committee meeting during which research and development issues are discussed. Decisions of the R&D



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                  Committee shall require approval by at least [*****] and
                  [*****] Each of Elan and Celtrix shall be entitled to remove any of their nominees to the R&D Committee and appoint a replacement in place of any nominees so removed. The number of members of the R&D Committee may be altered if agreed to by a majority of the Directors; provided that, each of Elan and Celtrix shall be entitled to appoint an [*****] of members to the R&D Committee. The R & D Committee shall meet at least [*****] each calendar quarter alternately at the offices of Elan and Celtrix (except where otherwise agreed) to monitor the progress of that portion of the Business Plan that relates to the Project and to report on their progress to the Management Committee.

         9.2.3 The Management Committee shall be responsible for, inter alia, devising, implementing and reviewing strategy for the business of Newco, and the operation of Newco, and in particular, devising Newco's strategy for research and development and to monitor and supervise the implementation of Newco's strategy for research and development. The Management Committee shall report all significant developments to the Directors on the occurrence thereof, and in addition, shall report at quarterly intervals to the Directors in accordance with Clause 10.2 of this Agreement.

         9.2.4.   The R&D Committee shall be responsible for:

                  9.2.4.1. designing that portion of the Business Plan that
                           relates to the Project for consideration by the Management Committee;

                  9.2.4.2. establishing a joint Project team consisting of an
                           [*****] of team members from Elan and Celtrix, including [*****] from each of Elan and Celtrix; and

                  9.2.4.3. implementing such portion of the Business Plan that relates to the Project, as approved by the Management Committee.

         9.2.4 In the event of any dispute amongst the R&D Committee, the R&D Committee shall refer such dispute to the Management Committee whose decision on the dispute shall be binding on the R&D Committee.

                  If the Management Committee cannot resolve such matter or any other matter under consideration by the Management Committee, then the dispute will be referred to the [*****] and the [*****]



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                  and thereafter, in the event of continued deadlock, pursuant to the deadlock provisions to be set forth in Clause 20, involving inter alia, the referral of the dispute to an expert, whose decision, however, will ultimately be non-binding on the Participants.

         9.2.6. [*****] Elan and Celtrix shall permit Newco or its duly authorized representative on reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of Elan or Celtrix and any other book, record, voucher, receipt or invoice relating to the calculation or the cost of the Project and to the accuracy of the reports which accompanied them. Any such inspection of Elan's or Celtrix's records, as the case may be, shall be at the expense of Newco, except that if such inspection reveals an overpayment in the amount paid to Elan or Celtrix, as the case may be, for the Project hereunder in any Financial Year of [*****] or more of the amount due to Elan or Celtrix, as the case may be, then the expense of such inspection shall be borne solely by Elan or Celtrix, as the case may be, instead of by Newco. Any surplus over the sum properly payable by Newco to Elan or Celtrix, as the case may be, shall be paid promptly by Elan or Celtrix, as the case may be, to Newco. If such inspection reveals a deficit in the amount of the sum properly payable to Elan or Celtrix, as the case may be, by Newco, Newco shall pay the deficit to Elan or Celtrix, as the case may be.

                                    CLAUSE 10

                          THE BUSINESS PLAN AND REVIEWS

10.1 The Directors shall meet together as soon as reasonably practicable after the Closing Date hereof and shall agree upon and approve the Business Plan for the current Financial Year within 60 days of the date hereof. In subsequent Financial Years, the Directors shall meet together prior to the accounting reference date specified in Clause 16 and agree upon and approve the Business Plan for the following Financial Year, or any amendment or modification to the Business Plan.

10.2 The Participants agree that the Management Committee shall submit to the Directors on [*****] or as soon as reasonably practicable thereafter in each Financial Year a report on the performance of the Business and research and development activities of Newco, and the Directors shall hold such meeting as may be necessary to review the performance of Newco against the Business Plan for the relevant year.




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                                    CLAUSE 11

                          RESEARCH AND DEVELOPMENT WORK

11.1 Research and development work related to the Products and the Newco Intellectual Property may include but shall not be limited to, screening, in-vitro pharmacology, toxicology, stability, prototype dosage form development, formulation, optimization, clinical and regulatory activities. Such work shall be agreed to and jointly conducted by Elan and Celtrix as provided in the Business Plan.

11.2 Elan (or an Affiliate of Elan nominated by Elan, including, without limitation, Elan Pharmaceutical International, Ltd., an Irish company) and Celtrix shall undertake for a period of thirty (30) months from the Effective Date, pursuant to the Business Plan and in accordance with the terms of the Funding Agreement, certain research and development work (a) with respect to the development and commercialization of the Products, and (b) in furtherance of the development of patent rights and know-how related to the Elan Intellectual Property, Celtrix Intellectual Property and Newco Intellectual Property. Newco shall pay Celtrix and Elan or Elan's Affiliate nominated by Elan hereunder for any research and development work carried out by them on behalf of Newco at the end of each month during the Project, subject to the proper vouching of research and development work and expenses. An invoice shall be issued to Newco by Celtrix or Elan or Elan's Affiliate nominated by Elan hereunder, as applicable, by the [*****] of the month following the month in which work was performed. The payments by Newco to Celtrix or Elan or Elan's Affiliate nominated by Elan hereunder shall be calculated by reference to [*****] in carrying out such research and development work, [*****] Research and development activities that are [*****] shall be charged to Newco at [*****]

                                   CLAUSE 12

                          INTELLECTUAL PROPERTY RIGHTS

12.1 Newco shall permanently mark or otherwise use reasonable efforts to cause any third party to permanently mark all Products and/or the packaging therefor with such license or patent notices to comply with the laws of the country of sale or otherwise to generally communicate the existence of any Elan Patents Rights or Celtrix Patent Rights for the countries of the Territory and in such manner as Elan



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         or Celtrix, as the case may be, may reasonably request in writing prior to the sale or commercial use thereof.

12.2 The Participants shall discuss in good faith all material issues relating to filing, prosecution and maintenance of Elan Patent Rights and Celtrix Patent Rights insofar as such patent rights are of relevance to the License Agreements and any patentable inventions and discoveries within the Elan Intellectual Property, Celtrix Intellectual Property and Newco Intellectual Property that relate to the License Agreements and any patentable improvements thereto. Subject to mutual agreement to the contrary by Celtrix and Elan the following provisions shall apply:

         12.2.1 Elan, [*****], shall make a good faith effort (a) to secure the grant of any patent applications within the Elan Patent Rights that relate to the Field; (b) to file and prosecute patent applications covering the Elan Improvements that relate to the Field; (c) to defend all such applications against third party oppositions; and (d) to maintain in force any issued patent or letters patent within the Elan Patent Rights that relate to the Field (including any such patents that may issue covering any such Elan Improvements that relate to the Field). Elan shall have the sole right in its reasonable business discretion to control such filing, prosecution, defense and maintenance; provided, however, that Newco, at its request, shall be provided with copies of all documents relating to such filing, prosecution, defense, and maintenance in sufficient time to review such documents and comment thereon prior to filing.

         12.2.2 Celtrix, [*****], shall make a good faith effort (a) to secure the grant of any patent applications within the Celtrix Patent Rights that relate to the Field; (b) to file and prosecute patent applications covering the Celtrix Improvements that relate to the Field; (c) to defend all such applications against third party oppositions; and (d) to maintain in force any issued patent or letters patent within the Celtrix Patent Rights that relate to the Field (including any such patents that may issue covering any such Celtrix Improvements that relate to the Field). Celtrix shall have the sole right in its reasonable business discretion to control such filing, prosecution, defense and maintenance; provided, however, that Newco shall have the right to inspect copies of all documents relating to such filing, prosecution, defense, and maintenance, and to make copies thereof, upon reasonable prior notice to Celtrix.




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         12.2.3   In the event that a Participant informs Newco that it does not intend to file patent applications on patentable inventions and discoveries within its respective Intellectual Property that relate to the Field or patentable Improvements that relate to the Field in one or more countries in the Territory or fails to file such an application within a reasonable period of time, Newco shall have the right, but not the obligation, at Newco's [*****] to file and prosecute such patent application(s) in the joint names of Newco and the relevant Participant. Upon written request from Newco, the relevant Participant shall execute all documents, forms and declarations and do all things as shall be reasonably necessary to enable Newco to exercise such option and right.

         12.2.4 Newco shall have responsibility and shall bear [*****] necessary (a) to file and prosecute patent applications on patentable inventions and discoveries within the Newco Intellectual Property (b) to defend all such applications against third party oppositions; and (c) to maintain in force any issued patent, letters patent within the Newco Intellectual Property (including any patents that issue on patentable inventions and discoveries within the Newco Intellectual Property).

12.3 The Participants and Newco shall promptly inform each other in writing of any infringement or alleged infringement of any patents within the Elan Patent Rights, Celtrix Patent Rights or Newco Intellectual Property or any misappropriation or alleged misappropriation of trade secrets within the Elan Intellectual Property, Celtrix Intellectual Property or the Newco Intellectual Property by a third party of which it becomes aware and provide the other with any available evidence of such infringement or misappropriation.

         12.3.1

                  12.3.1.1 Subject to Clauses 12.3.1.2 and 12.3.1.3 below and during the term of the License Agreements, Newco shall have the right to pursue legal action at [*****] to protect against any such alleged infringements of the Elan Patent Rights and Celtrix Patent Rights or misappropriation of the Elan Intellectual Property and Celtrix Intellectual Property; provided, however, that such infringements or misappropriation must relate solely to the Field. In the event that Newco takes such action, Newco shall do so at [*****] At Newco's request, the relevant Participant will co-operate with such




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                           action insofar as the said action relates to the
                           Field at Newco's [*****] [*****]

                  12.3.1.2 In the event that (i) Newco decides, by unanimous vote of the Management Committee, not to pursue such infringers, within a reasonable period but in any event within [*****] after receiving written notice of such alleged infringement or misappropriation, or
                           (ii) if such alleged infringement or misappropriation does not relate [*****] then either Elan, where the infringement or misappropriation relates [*****] to the [*****] or Celtrix, where the infringement or misappropriate relates [*****] to the [*****] (in either case, the [*****]), may in its discretion initiate such proceedings in its own name, at [*****] At the Affected Participant's request, Newco will cooperate with such action at the [*****] At the option and in the sole discretion of such Affected Participant, the Affected Participant may request the cooperation of the other Participant in such action; in such case, the Participants may agree to institute such proceedings in [*****] and shall reach agreement [*****] to the third party.

                  12.2.1.3 In the event that the infringement of either the Elan
                           Patent Rights or Celtrix Patent Rights affects both the Field as well as other products being developed or commercialized by the Affected Participant or its commercial partners outside the Field, then the [*****] may in its discretion initiate such proceedings in [*****] At the Affected Participant's request, Newco will cooperate with such action at the [*****] [*****]





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                           the [*****] may request the cooperation of the other
                           Participant in such action; in such case, the Participants may agree to institute such proceedings in [*****] and shall reach agreement [*****] to the third party.

         12.3.2 During the term of the License Agreements, Newco shall have the first right but not the obligation to bring suit or otherwise take action against any alleged infringement of the Newco Intellectual Property or alleged misappropriation of the Newco Intellectual Property. If any such alleged infringement or misappropriation occurs which gives rise to a cause of action both [*****] Newco shall negotiate, together with Elan and Celtrix, in good faith to determine the cause of action to be taken. In the event that Newco takes such action, Newco shall do so solely [*****] and all damages and monetary awards recovered in or with respect to such action shall be the property of Newco. At Newco's request, Elan and Celtrix will cooperate with any such action at Newco's [*****]

         12.3.3 In the event that Newco does not bring suit or otherwise take action against any alleged infringement of the Newco Intellectual Property or alleged misappropriation of the Newco Intellectual Property and so notifies the Participants in writing within [*****] of receiving notice of such infringement, (i) if only [*****] desires to and does pursue such suit or take such action [*****], it shall be entitled [*****] recovered in or with respect to such action, and (ii) if both Participants want to pursue such suit or action outside of Newco, they will negotiate in good faith an appropriate allocation of costs, expenses and recovery amounts.

12.4 In the event that a claim is or proceedings are brought against Newco by a third party alleging that the sale, distribution or use of a Product in the Territory solely because of Newco's use of either the Elan Intellectual Property or the Celtrix Intellectual Property, as the case may be, infringes the intellectual property rights of such party, Newco shall promptly advise either Elan or Celtrix, as the case may be, of such threat or suit.




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12.5     Newco shall indemnify, defend and hold Elan or Celtrix, as the case may be, harmless against all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys fees) relating directly or indirectly to all such claims or proceedings referred to in Clause 12.3 provided that Elan or Celtrix, as the case may be, shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent of Newco, not to be unreasonably withheld or delayed. At its option, Elan or Celtrix, as the case may be, may elect to take over the conduct of such proceedings from Newco; provided that Newco's indemnification obligations shall continue; the costs of defending such claim shall be borne by Elan or Celtrix, as the case may be; and such Participant shall not compromise or settle any such claim or proceeding without the prior written consent of Newco, such consent not to be unreasonably withheld or delayed.

                                    CLAUSE 13

                                COMMERCIALIZATION

13.1 Newco will diligently pursue the research, development, prosecution and commercialization of the Products in accordance with the Business Plan. The Participants shall reasonably assist and cooperate with Newco in such research, development, prosecution and commercialization of the Products.

13.2 Notwithstanding anything contained in this Agreement to the contrary, [*****] shall have the right [*****] to enter into any agreement with Newco [*****] Such right of [*****] shall be exercised as follows:

         13.2.1 If Newco intends to commercialize or enter into an agreement with a third party to commercialize the Products, then Newco immediately shall notify [*****] in writing that [*****] may elect to enter into negotiations referred to in this Clause
                  13.2. [*****] shall indicate its desire to enter into such negotiations pursuant to this Clause 13.2 by delivering written notice to Newco within [*****] of Elan's receipt of the written notification from Newco to Elan (the "ELAN/NEWCO OPTION"). If [*****] elects to enter into such negotiations, the Parties shall negotiate in good faith the terms of an applicable agreement.

         13.2.2 If, despite such good faith negotiations, [*****] and Newco do not reach agreement on the terms of such an agreement within [*****]




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[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION


                  from [*****] exercise of the [*****] then Newco shall be free to offer a third party[*****] terms to commercialize in the Territory the Product that is subject to [*****]

                                    CLAUSE 14

                                  MANUFACTURING

14.1 If Newco elects to finance, develop and/or exploit the commercial production of a Product, it is the expectation of the Participants that Newco shall enter into a supply agreement with Elan or Celtrix, as the case may be, to allow for the commercial production of such Product on behalf of Newco, subject to the following: (a) Celtrix shall manufacture and supply, and/or subcontract the manufacture and supply, of SomatoKine(R) with respect to the Products, (b) Elan shall manufacture and supply, and/or subcontract the manufacture and supply, of the MEDIPAD(R) Drug Delivery System with respect to the Products, and (c) Elan shall have the [*****] The supply agreements shall be negotiated and agreed to by the Parties not later than the date of completion of Phase III (as such term is commonly used in connection with FDA applications) of the Project. The terms of the said supply agreements shall be on normal commercial terms, and shall be negotiated in good faith by the Parties thereto; provided that the Management Committee shall have the authority to approve the cost to Newco of such manufacture and supply of SomatoKine(R) and MEDIPAD(R) Drug Delivery System to Newco.

                                    CLAUSE 15

                        TECHNICAL SERVICES AND ASSISTANCE

15.1 Whenever commercially and technically feasible, Newco shall contract with Celtrix or Elan, as the case may be, to perform such other services as Newco may require, other than those specifically dealt with hereunder or in the License Agreements. In determining which Party should provide such services, the Management Committee shall take into account the respective infrastructure, capabilities and experience of Elan and Celtrix.

15.2 Newco shall, if appropriate, conclude an administrative support agreement with Elan and/or Celtrix on such terms as the Parties thereto shall in good faith negotiate. The administrative services shall include one or more of the following administrative services as requested by Newco:



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[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION


         15.2.1   accounting, financial and other services;

         15.2.2   tax services;

         15.2.3   insurance services;

         15.2.4   human resources services;

         15.2.5   legal and company secretarial services;

         15.2.6   patent and related intellectual property services; and

         15.2.7 all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required.

         The foregoing list of services shall not be deemed exhaustive and may be changed from time to time upon written request by Newco.

15.3. The Parties agree that each Party shall effect and maintain [*****] insurance in respect of all clinical trials and other activities performed by them on behalf of Newco. The Stockholders and Newco shall ensure that the industry standard insurance policies shall be in place for all activities to be carried out by Newco.

15.4 If Elan or Celtrix so requires, Celtrix or Elan, as the case may be, shall receive, at times and for periods mutually acceptable to the Parties, employees of the other Party (such employees to be acceptable to the receiving Party in the matter of qualification and competence) for instruction in respect of the Elan Intellectual Property or the Celtrix Intellectual Property, as the case may be, as necessary to further the Project.

15.5 The employees received by Elan or Celtrix, as the case may be, shall be subject to obligations of confidentiality no less stringent than those set out in Clause 23 and such employees shall observe the rules, regulations and systems adopted by the Party receiving the said employees for its own employees or visitors.


                                    CLAUSE 16


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SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND
EXCHANGE COMMISSION.


                      AUDITORS, BANKERS, REGISTERED OFFICE,
                  ACCOUNTING REFERENCE DATE; SECRETARY; COUNSEL

Unless otherwise agreed by the Stockholders and save as may be provided to the contrary herein:

16.1     the auditors of Newco shall be [*****]

16.2 the bankers of Newco shall be [*****] or such other bank as may be mutually agreed from time to time;

16.3 the accounting reference date of Newco shall be December 31st in each Financial Year; and

16.4 the secretary of Newco shall be [*****] or such other Person as may be appointed by the Directors from time to time.

                                    CLAUSE 17

                                   REGULATORY

17.1 Newco shall keep the other Parties promptly and fully advised of Newco's regulatory activities, progress and procedures. Newco shall inform the other Parties of any dealings it shall have with an RHA, and shall furnish the other Parties with copies of all correspondence relating to the Products. The Parties shall collaborate to obtain any required regulatory approval of the RHA to market the Products.

17.2 Newco shall, at its own cost, file, prosecute and maintain any and all Regulatory Applications for the Products in the Territory in accordance with the Business Plan.

17.3 Any and all Regulatory Approvals obtained hereunder for any Product shall remain the property of Newco, provided that Newco shall allow Elan and Celtrix access thereto to enable Elan and Celtrix to fulfill their respective obligations and exercise their respective rights under this Agreement. Newco shall maintain such Regulatory Approvals at its own cost.

17.4 It is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products with the RHA's insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this Agreement. Therefore, except for liabilities resulting from failure to use reasonable efforts, none of Elan, EIS or Celtrix shall have any liability to Newco solely as a result of any failure of a Product to achieve the approval of any RHA.

                                    CLAUSE 18

                              TRANSFERS OF SHARES;
                     RIGHT OF FIRST OFFER; TAG ALONG RIGHTS

18.1     GENERAL:

         No Stockholder shall, directly or indirectly, sell or otherwise transfer (each, a "TRANSFER") any Shares held by it except in accordance with this Agreement. Newco shall not, and shall not permit any transfer agent or registrar for any Shares to, transfer upon the books of Newco any Shares from any Stockholder to any transferee, in any manner, except in accordance with this Agreement, and any purported transfer not in compliance with this Agreement shall be void.

18.2     RIGHTS OF FIRST OFFER:

         If at any time after the end of the Term, a Stockholder shall desire to Transfer any Shares owned by it (a "SELLING STOCKHOLDER"), in any transaction or series of related transactions other than a Transfer to an Affiliate or subsidiary or to an off-balance sheet special purpose entity established by EIS or Celtrix, as the case may be, then such Selling Stockholder shall deliver prior written notice of its desire to Transfer (a "NOTICE OF INTENTION") (i) to Newco and (ii) to the Stockholders who are not the Selling Stockholder (and any transferee thereof permitted hereunder, if any), as applicable, setting forth such Selling Stockholder's desire to make such Transfer, the number of Shares proposed to be transferred (the "OFFERED SHARES") and the proposed form of transaction (the "TRANSACTION PROPOSAL"), together with any available documentation relating thereto and the price at which such Selling Stockholder proposes to Transfer the Offered Shares (the "OFFER PRICE"). The "Right of First Offer" provided for in this Clause 18 shall be subject to any "Tag Along Right" benefiting a Stockholder which may be provided for by Clause 18.3, subject to the exceptions set forth therein.

         Upon receipt of the Notice of Intention, the Stockholders who are not the Selling Stockholder shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to the Selling Stockholder (the "NOTICE OF EXERCISE"), with a copy to Newco, within 10 business days from the date of receipt of the Notice of Intention. If no such Notice of Exercise has been delivered by the Stockholders who are not the Selling Stockholder within such 10-business day period, or such Notice of Exercise does not relate to all of the

         Offered Shares covered by the Notice of Intention, then the Selling Stockholder shall be entitled to Transfer all of the Offered Shares to the intended transferee. In the event that all of the Offered Shares are not purchased by the non-selling Stockholders, the Selling Stockholder shall sell the available Offered Shares within 30 days after the delivery of such Notice of Intention on terms no more favorable to a third party than those presented to the non-selling Stockholders. If such sale does not occur, the Offered Shares shall again be subject to the Right of First Refusal set forth in Clause 18.2.

         In the event that any of the Stockholders who are not the Selling Stockholder exercises their right to purchase all of the Offered Shares (in accordance with this Clause 18.2), then the Selling Stockholder shall sell all of the Offered Shares to such Stockholder(s), in the amounts set forth in the Notice of Intention, after not less than 10 business days and not more than 25 business days from the date of the delivery of the Notice of Exercise. In the event that more than one of the Stockholders who are not the Selling Stockholders wish to purchase the Offered Shares, the Offered Shares shall be allocated to such Stockholders on the basis of their pro rata equity interests in Newco.

         The rights and obligations of each of the Stockholders pursuant to the Right of First Offer provided herein shall terminate upon the date that the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

         At the closing of the purchase of all of the Offered Shares by the Stockholders who are not the Selling Stockholder (scheduled in accordance with Clause 18.2), the Selling Stockholder shall deliver certificates evidencing the Offered Shares being sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Stockholders who are not the Selling Stockholder, duly executed by the Selling Stockholder, free and clear of any adverse claims, against payment of the purchase price therefor in cash, and such other customary documents as shall be necessary in connection therewith.

18.3     TAG ALONG RIGHTS:

         Subject to Clause 18.2, a Stockholder (the "TRANSFERRING STOCKHOLDER") shall not Transfer (either directly or indirectly), in any one transaction or series of related transactions, to any Person or group of Persons, any Shares, unless the terms and conditions of such Transfer shall include an offer to the other Stockholders who have not exercised the Right of First Offer set forth above in Clause 18.2 (the "REMAINING STOCKHOLDERS"), to sell Shares at the same price and on the same terms and conditions as the Transferring Stockholder has agreed to sell its Shares (the "TAG ALONG RIGHT").

         In the event a Transferring Stockholder proposes to Transfer any Shares in a transaction subject to this Clause 18.3, it shall notify, or cause to be notified, the Remaining Stockholders in writing of each such proposed Transfer. Such notice shall set forth: (i) the name of the transferee and the amount of Shares proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the transferee (the "TRANSFEREE TERMS") and (iii) that the transferee has been informed of the Tag Along Right provided for in this Clause 18.3, if such right is applicable, and the total number of Shares the transferee has agreed to purchase from the Stockholders in accordance with the terms hereof.

         The Tag Along Right may be exercised by each of the Remaining Stockholders by delivery of a written notice to the Transferring Stockholder (the "CO-SALE NOTICE") within 10 business days following receipt of the notice specified in the preceding subsection. The Co-sale Notice shall state the number of Shares owned by such Remaining Stockholder which the Remaining Stockholder wishes to include in such Transfer; provided, however, that without the written consent of the Transferring Stockholder, the amount of such securities belonging to the Remaining Stockholder included in such Transfer may not be greater than such Remaining Stockholder's percentage beneficial ownership of Fully Diluted Common Stock multiplied by the total number of shares of Fully Diluted Common Stock to be sold by both the Transferring Stockholder and all Remaining Stockholders. Upon receipt of a Co-sale Notice, the Transferring Stockholder shall be obligated to transfer at least the entire number of Shares set forth in the Co-sale Notice to the transferee on the Transferee Terms; provided, however, that the Transferring Stockholder shall not consummate the purchase and sale of any Shares hereunder if the transferee does not agree to purchase all such Shares specified in all Co-sale Notices. If no Co-sale Notice has been delivered to the Transferring Stockholder prior to the expiration of the 10 business day period referred to above and if the provisions of this Section have been complied with in all respects, the Transferring Stockholder shall have the right for a 45 day calendar day period to Transfer Shares to the transferee on the Transferee Terms without further notice to any other party, but after such 45-day period, no such Transfer may be made without again giving notice to the Remaining Stockholders of the proposed Transfer and complying with the requirements of this Clause 18.3.

         At the closing of any Transfer of Shares subject to this Clause 18.3, the Transferring Stockholder, and the Remaining Stockholder, in the event such Tag




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SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND
EXCHANGE COMMISSION.


         Along Right is exercised, shall deliver certificates evidencing such securities as have been transferred by each, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the transferee, free and clear of any adverse claim, against payment of the purchase price therefor.

         The rights and obligations of each of the Stockholders pursuant to the Tag Along Rights provided herein shall terminate upon the date that the Common Stock of Newco is registered under Section 12(b) or 12(g) of the Exchange Act.

         Notwithstanding the foregoing, this Clause 18 shall not apply to any sale of Common Stock pursuant to an effective registration statement under the Securities Act in a bona fide public offering.

                                    CLAUSE 19

                    MATTERS REQUIRING PARTICIPANTS' APPROVAL

19.1 Subject to the provisions of Clause 19.2, in consideration of Celtrix and Elan agreeing to enter into the License Agreements, the Parties hereby agree that Newco shall not without the prior approval of all of the EIS Directors and all of the Celtrix Directors:

         19.1.1.  engage in any activity other than the Business;

         19.1.2. acquire or dispose of assets of a value in excess of [*****] or sell the principal assets, undertaking or Business of Newco;

         19.1.2. create any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the undertaking, property or assets of Newco or of any Subsidiary;

         19.1.4. borrow any sum in excess of a maximum aggregate sum outstanding at any time of [*****];

         19.1.5. make any loan or advance or give any credit (other than normal trade credit) in excess of [*****] to any Person;

         19.1.6. give any guarantee or indemnity to secure the liabilities or obligations of any Party other than those which it is usual to give in the ordinary course of a business similar to the Business;

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[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.


         19.1.7. enter into any contract, arrangement or commitment involving expenditure on capital account or the realization of capital assets if the amount or the aggregate amount of such expenditure or realization by Newco would exceed [*****] in any one year or in relation to any one project, and for the purpose of this paragraph the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into;

         19.1.8. issue any unissued Shares or create or issue any new shares (including a split of the Shares), except as expressly permitted by the Newco Memorandum of Association and Bye-Laws;

         19.1.9. alter any rights attaching to any class of share in the capital of Newco or alter the Newco Memorandum of Association and Bye-Laws;

         19.1.10. consolidate, sub-divide or convert any of Newco's share capital or in any way alter the rights attaching thereto;

         19.1.11. dispose of Newco or of any shares in Newco;

         19.1.12. enter into any partnership or profit sharing agreement with any Person other than arrangements with trade representatives and similar Persons in the ordinary course of business;

         19.1.13. do or permit or suffer to be done any act or thing whereby Newco may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

         19.1.14. issue any debentures or other securities convertible into shares or debentures or any share warrants or any options in respect of shares in Newco;

         19.1.15. enter into any contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

         19.1.16. acquire, purchase or subscribe for any shares, debentures, mortgages or securities (or any interest therein) in any company, trust or other Person;

         19.1.17. adopt any employee benefit program or incentive schemes;

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[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.


         19.1.18. engage any new employee at remuneration of greater than [*****] per annum;

         19.1.19. pay any remuneration to the Directors by virtue of holding such office other than Directors who hold executive office;

         19.1.20. licence or sub-licence any of the Elan Intellectual Property, Celtrix Intellectual Property or Newco Intellectual Property;

         19.1.21. amend or vary the terms of the Celtrix License Agreement or the Elan License Agreement;

         19.1.22. permit a person other than Newco to own a regulatory approval relating to the Product(s);

         19.1.23. change the authorized signatories on Newco bank accounts;

         19.1.24. amend or vary the Business Plan;

         19.1.25. alter the number of Directors;

         19.1.26. pay dividends or distributions in respect of, or redeem or repurchase, the equity of Newco;

         19.1.27. enter into joint venture agreements or any similar arrangements with any Person; or

         19.1.28. create, acquire or dispose of any Subsidiary or of any shares in any Subsidiary.

19.3 Notwithstanding any provision in this Agreement to the contrary, any decision regarding U.S. tax elections to be made by Newco, such as whether [*****], shall be made by unanimous vote of the Board of Directors.

                                    CLAUSE 20

                                    DISPUTES

20.1 Should any dispute or difference arise between Elan and Celtrix, or between Elan or Celtrix and Newco, during the period that this Agreement is in force, other than a dispute or difference relating to
         (i) the interpretation of any provision of this

         Agreement, (ii) the interpretation or application of law, or (iii) the ownership of any intellectual property, then any Party may forthwith give notice to the other Parties that it wishes such dispute or difference to be referred to the chief executive officer of Celtrix and the President of EPT.

20.2 In any event of a notice being served in accordance with Clause 20.1, each of the Participants shall within 14 days of the service of such notice prepare and circulate to the chief executive officer of Celtrix and the President of EPT a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the chief executive officer of Celtrix and the President of EPT who shall endeavor to resolve the dispute. If the chief executive officer of Celtrix and the President of EPT agree upon a resolution or disposition of the matter, they shall each sign a statement which sets out the terms of their agreement. The Participants agree that they shall exercise the voting rights and other powers available to them in relation to Newco to assure that the agreed terms are fully and promptly carried into effect.

20.3 The chief executive officer of Celtrix and the President of EPT shall, if they are unable to resolve a dispute or difference when it is referred to them under Clause 20.2, refer the matter to an independent expert in pharmaceutical product development and marketing (including clinical development and regulatory affairs) (the "EXPERT"). The Expert shall be selected by the presiding justice of the Supreme Court of the State of New York sitting in the County, City and State of New York (the "PRESIDING JUSTICE") or, if the Expert should have a conflict of interest, by such other Person as such justice shall select, having assured himself as to such Person's independence. In each case, the Expert shall be selected having regard to his suitability to determine the particular dispute or difference on which the Expert is being requested to determine. Unless otherwise agreed between the chief executive officer of Celtrix and the President of EPT, the following rules shall apply to the appointment of the Expert. The fees of the Expert shall be shared equally between the Parties in dispute. The Expert shall be entitled to inspect and examine all documentation and any other material which the Expert may consider to be relevant to the dispute. The Expert shall afford each Party a reasonable opportunity (in writing or orally) of stating reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation as soon as practicable but in any event within four weeks from the reference of the dispute or difference to him.

20.4 Any determination by the Expert of a dispute or difference shall not be final and binding on the Parties; provided, however, that any determination by the Expert of a dispute or difference referred by the Parties pursuant to Clause 21.6. shall be final and binding on the Parties.

                                    CLAUSE 21

                                   TERMINATION

21.1     This Agreement shall govern the operation and existence of Newco until
         (i) terminated by written agreement of all Parties hereto or (ii) otherwise terminated in accordance with this Clause 21.

21.2 For the purpose of this Clause 21, a "RELEVANT EVENT" is committed or suffered by a Participant if:

         21.2.1 it commits a material breach of its obligations under this Agreement or the applicable License and fails to remedy it within 60 days of being specifically required in writing to do so by the other Participant; provided, however, that if the breaching Participant has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified;

         21.2.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 30 days;

         21.2.3 it is unable to pay its debts in the normal course of business;

         21.2.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Participant (such consent not to be unreasonably withheld);

         21.2.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Participant or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland;

         21.2.6 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Participant applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Participant are for any reason seized, confiscated or condemned.

21.4 If either Participant commits or suffers a Relevant Event, the other Participant shall be entitled, within three months of the occurrence of the Relevant Event, to require the defaulting Participant (the "RECIPIENT PARTICIPANT") to sell on reasonable terms of payment to the non-defaulting Participant (the "PROPOSING PARTICIPANT") all (but not some only) of the Shares, held or beneficially owned by the Recipient Participant for an amount equal to the fair market value of the Shares of the Recipient Participant (the "BUYOUT OPTION").

21.5 The Proposing Participant shall notify the Recipient Participant of the exercise of the Buyout Option, no later than 30 business days prior to the proposed exercise thereof, by delivering written notice to the Recipient Participant stating that the Buyout Option is exercised and the price at which the Proposing Participant is willing to purchase the Shares of the Recipient Participant.

21.6 In the event that the Participants do not agree upon a purchase price for the Shares within five Business Days following the receipt by the Recipient Participant of written notice from the Proposing Participant pursuant to Clause 21.5 above, the Proposing Participant may contact the Presiding Justice and request that an independent US-based arbitrator who is knowledgeable of the pharmaceutical/biotechnology industry be appointed within 10 Business Days. The Presiding Justice shall endeavor to select an arbitrator who is technically knowledgeable in the pharmaceutical/biotechnology industry (and who directly and through his affiliates, has no business relationship with, or shareholding in, either the Proposing Participant or the Recipient Participant). Promptly upon being notified of the arbitrator's appointment, the Proposing Participant and the Recipient Participant shall submit to the arbitrator details of their assessment of the fair market value for the Shares of the Recipient Participant together with such information as they think necessary to validate their assessment. The arbitrator shall notify the Recipient Participant of the fair market value assessed by the Proposing Participant (the "PROPOSING PARTICIPANT PRICE") and shall notify the Proposing Participant of the fair market value assessed by the Recipient Participant (the "RECIPIENT PARTICIPANT PRICE"). The Proposing Participant and the Recipient Participant shall then be entitled to make further submissions to the arbitrator within five Business Days explaining why the Recipient Participant




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SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND
EXCHANGE COMMISSION.


         Price or the Proposing Participant Price, as the case may be, is unjustified. The arbitrator shall thereafter meet with the Proposing Participant and the Recipient Participant and shall thereafter choose either the Recipient Participant Price or the Proposing Participant Price (but not any other price) as the purchase price for the Shares (the "PURCHASE PRICE") on the basis of which price the Expert determines to be closer to the fair market value for the Shares of the Recipient Participant. The arbitrator shall use his best efforts to determine the Purchase Price within 30 Business Days of his appointment. The Proposing Participant and the Recipient Participant shall bear the costs of the arbitrator equally provided that the arbitrator may, in his discretion, allocate all or a portion of such costs to one Party. Any decision of the arbitrator shall be final and binding.

21.7 The Proposing Participant shall purchase the Shares of the Recipient Participant by delivery of the Purchase Price in cash no later than the 15th Business Day following determination of the Purchase Price by the Expert.

21.8 The Shares of the Recipient Participant so transferred shall be sold by the transferor as beneficial owner with effect from the date of such transfer free from any lien, charge or encumbrance with all rights and restrictions attaching thereto.

21.9 If the Proposing Participant exercises the Buyout Option, both parties will negotiate in good faith to agree to additional reasonable provisions and/or amendments to the License Agreements to protect the intellectual property rights of the Recipient Party.

21.10 If either Participant commits a Relevant Event, the other Stockholder shall have in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' written notice.

21.11 In the event of a termination of the Elan License Agreement and/or the Celtrix License Agreement, both parties will negotiate in good faith to determine whether this Agreement should be terminated and if so, which provisions should survive termination.

21.12 The provisions of Clauses [*****] shall survive the termination of this Agreement under this Clause 21 in accordance with their terms; all other terms and provisions of this Agreement shall cease to have effect and be null and void upon the termination of this Agreement under this Clause 21.

                                    CLAUSE 22

                             [INTENTIONALLY OMITTED]


                                    CLAUSE 23

                                 CONFIDENTIALITY

23.1 The Parties and/or Newco acknowledge and agree that it may be necessary, from time to time, to disclose to each other confidential and/or proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the Products, present or future products, the Newco Intellectual Property, the Elan Intellectual Property or the Celtrix Intellectual Property, as the case may be, methods, compounds, research projects, work in process, services, sales suppliers, customers, employees and/or business of the disclosing Party, whether in oral, written, graphic or electronic form (collectively "CONFIDENTIAL INFORMATION").

23.2 Any Confidential Information revealed by a Party to another Party shall be maintained as confidential and shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's rights and obligations under this Agreement, and for no other purpose. Confidential Information shall not include:

         23.2.1   information that is generally available to the public;

         23.2.2   information that is made public by the disclosing Party;

         23.2.3 information that is independently developed by the receiving Party, as evidenced by such Party's records, without the aid, application or use of the disclosing Party's Confidential Information;

         23.2.4 information that is published or otherwise becomes part of the public domain without any disclosure by the receiving Party, or on the part of the receiving Party's directors, officers, agents, representatives or employees;

         23.2.5 information that becomes available to the receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the disclosing Party, which source did not acquire this information on a confidential basis; or

         23.2.6 information which the receiving Party is required to disclose pursuant to:

                  (i) a valid order of a court or other governmental body or any political subdivision thereof or as otherwise required by law, rule or regulation; or

                  (ii) other requirement of law; provided, however, that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or confidential treatment or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required; or

         23.2.7 information which was already in the possession of the receiving Party at the time of receiving such information, as evidenced by its records, provided such information was not previously provided to the receiving party from a source which was under an obligation to keep such information confidential; or

         23.2.8 information that is the subject of a written permission to disclose, without restriction or limitation, by the disclosing Party.

23.3 Each Party agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their written consent hereto as a condition of receiving Confidential Information. Each Party agrees that it will exercise the same degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own Confidential Information. Each Party agrees that it will, upon request of another Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by such other Party. Each Party shall promptly notify

[*****] INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.


         the other Parties upon discovery of any unauthorized use or disclosure of the other Parties' Confidential Information.

23.4 Notwithstanding the above, each Party may use or disclose Confidential Information disclosed to it by another Party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or granting a permitted sub-license or otherwise exercising its rights hereunder; provided, that if a Party is required to make any such disclosure of the other Party's Confidential Information, other than pursuant to a confidentiality agreement, such Party shall inform the third party recipient of the terms and provisions of this Agreement and their duties hereunder and shall obtain their consent hereto as a condition of releasing to the third party recipient the Confidential Information.

23.5 Any breach of this Clause 23 by any employee, representative or agent of a Party is considered a breach by the Party itself.

23.6 The provisions relating to confidentiality in this Clause 23 shall remain in effect during the Term and for a period of [*****] following the termination of this Agreement.

23.7 The Parties agree that the obligations of this Clause 23 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party expressly agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law or in equity or otherwise, any Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 23, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

23.8 If it is necessary for Celtrix to file a copy of this Agreement with the Securities and Exchange Commission pursuant to applicable law, then
         (a) Celtrix shall consult with Elan, and keep Elan fully informed, with respect thereto, and (b) Celtrix shall use its best efforts to obtain confidential treatment to the maximum extent possible with respect to such filing of this Agreement.

                                    CLAUSE 24

                                      COSTS

24.1 Each Stockholder shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the Transaction Documents.

24.2 All other costs, legal fees, registration fees and other expenses relating to the transactions contemplated hereby, including the costs and expenses incurred in relation to the incorporation of Newco, shall be borne by Newco.

                                    CLAUSE 25

                                     GENERAL

25.1     GOOD FAITH:

         Each of the Parties hereto undertakes with the others to do all things reasonably within its power that are necessary or desirable to give effect to the spirit and intent of this Agreement.

25.2     FURTHER ASSURANCE:

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

25.3     NO REPRESENTATION:

         Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty except as expressly set forth herein or in any document referred to herein.

25.4     FORCE MAJEURE:

         Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is caused by or results from causes beyond its reasonable control, including without limitation, acts of God, fires, strikes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

25.5     RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Elan/EIS and Celtrix as partners, or Elan/EIS as an employee or agent of Celtrix, or Celtrix as an employee or agent of Elan/EIS.

         No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third Party.

25.6     COUNTERPARTS:

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

25.7     NOTICES:

         Any notice to be given under this Agreement shall be sent in writing by registered or recorded delivery post or reputable overnight courier such as Federal Express or telecopied to:

         Elan/EIS at:

         Lincoln House, Lincoln Place, Dublin 2, Ireland
         Attention:    Vice President & General Counsel
         Elan Pharmaceutical Technologies,
         a division of Elan Corporation, plc
         Telephone:    353-1-709-4000
         Fax:          353-1-709-4124

         and

         Elan International Services, Ltd.
         102 St. James Court
         Flatts, Smiths FL04
         Bermuda
         Attention:    President
         Telephone:    441-292-9169
         Fax:          441-292-2224
         with a copy to:

         Brock Silverstein LLC
         One Citicorp Center, 56th Floor
         New York, NY 10022  United States of America
         Attention:  David Robbins, Esq.
         Telephone     212-371-2000
         Fax:          212-371-5500

         Celtrix at:

         2033 Gateway Place, Suite 600
         San Jose, CA 95110 United States of America
         Attention:    President
         Telephone:    408-573-6263
         Fax:          408-573-6228

         with a copy to:

         Venture Law Group
         2800 Sand Hill Road
         Menlo Park, CA 94025 United States of America
         Attention:    Ned Ruffin
         Telephone:    650-854-4488
         Fax:          650-233-8386

         Newco at:

         102 St. James Court
         Flatts, Smiths FL04
         Bermuda
         Attention:    Secretary
         Telephone:    441-292-9169
         Fax:          441-292-2224

         or to such other address(es) as may from time to time be notified by any Party to the others hereunder.

         Any notice sent by mail shall be deemed to have been delivered within three Business Days after dispatch or delivery to the relevant courier and any notice sent by telecopy shall be deemed to have been delivered upon confirmation of receipt. Notices of change of address shall be effective upon receipt. Notices by telecopy shall also be sent by another method permitted hereunder.

25.8     GOVERNING LAW;

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict or law provision or rule. For the purpose of this Agreement the Parties submit to the personal jurisdiction of the United States District Court for the State of New York. The Parties each further irrevocably consent to the service of any complaint, summons, notice or other process by delivery thereof to it by any manner in which notices may be given pursuant to this Agreement.

         25.9.1   SEVERABILITY.

                  If any provision in this Agreement is agreed in writing by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable without materially altering the intention of the Parties, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

25.10    AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of all Parties.

25.11    WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

25.12    ASSIGNMENT:

         None of the Parties shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other Parties except as follows:

         25.12.1 Elan, EIS and/or Celtrix shall have the right to assign their rights and obligations hereunder to their Affiliates provided, however, that such assignment does not result in adverse tax consequences for any other Parties.

         25.12.2 Elan, EIS and/or Celtrix shall have the right to assign their rights and obligations hereunder to an off-balance sheet special purpose entity established by Elan, EIS and/or Celtrix.

25.13    WHOLE AGREEMENT/NO EFFECT ON OTHER AGREEMENTS:

         This Agreement (including the Schedules attached hereto) and the Transaction Documents set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the Transaction Documents.

         In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Newco Memorandum of Association and Bye-Laws, the terms of this Agreement shall prevail.

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided herein. In the event of a conflict between the provisions of this Agreement and the provisions of the License Agreements, the terms of this Agreement shall prevail unless this Agreement specifically provide otherwise.

25.14    SUCCESSORS:

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

                IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day first set forth above.

                                                 SIGNED

                                                 BY: /s/ Kevin Insley
                                                    ----------------------------------

                                                    for and on behalf of
                                                    ELAN CORPORATION, PLC

in the presence of: /s/ [Illegible]
                   ------------------
                                                 SIGNED

                                                 BY: /s/ Kevin Insley
                                                    ---------------------------------

                                                    for and on behalf of
                                                    ELAN INTERNATIONAL SERVICES, LTD.

in the presence of: /s/ [Illegible]
                   ------------------

                                                 SIGNED

                                                 BY: /s/ Andreas Sommer
                                                    ----------------------------------

                                                    for and on behalf of
                                                    CELTRIX PHARMACEUTICALS INC.

in the presence of: /s/ Kia P. Royal-Barrett
                   -------------------------
                                                 SIGNED


                                                 BY: /s/ Andreas Sommer
                                                    ----------------------------------

                                                    for and on behalf of
                                                    CELTRIX NEWCO LTD.

in the presence of:/s/ Kia P. Royal-Barrett
                   -------------------------

                                   SCHEDULE 1


                             ELAN LICENSE AGREEMENT

                                   SCHEDULE 2


                            CELTRIX LICENSE AGREEMENT